UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 11, 2008

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 11, 2008, Jazz Pharmaceuticals, Inc. (the “Company”) committed to a plan of termination that will result in a work force reduction of 33 employees, primarily in research and development and administrative areas. The Company commenced notification of employees affected by the workforce reduction on June 11, 2008. Affected employees will be eligible to receive severance payments, payment by the Company of each affected employee’s COBRA premiums for up to three months and acceleration of the vesting of 25% of any restricted stock units previously granted to the affected employees. The Company will also provide outplacement assistance. The Company is undertaking the workforce reduction as part of its strategic decisions to reduce its emphasis on early-stage research and development activities, thereby reducing the Company’s research and development spending commitments and streamlining its administrative operations. The Company expects to complete the reduction in force by the end of the second quarter of 2008.

As a result of the reduction in force, the Company estimates that it will record a one-time severance-related charge of approximately $500,000 in the second quarter of 2008. Approximately $475,000 of this charge represents cash payments over the next three months for severance payments, COBRA premium payments and outplacement assistance payments, and approximately $25,000 of this charge represents a non-cash expense related to the accelerated vesting of restricted stock units. The severance-related charge that the Company expects to incur in connection with the reduction in force is subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected severance costs and related estimated severance-related charge, the timing for completion of the reduction in force, and the Company’s plans to focus on its commercial activities and on two of its later-stage product development programs. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the development of the Company’s product candidates, including the risk that study or clinical trial results may require the Company to discontinue their development; risks related to the uncertain and time-consuming regulatory approval process; and risks related to the need for additional funds. These and other risk factors are discussed under the heading “Risk Factors” in the two resale registration statements filed on Form S-3 by Jazz Pharmaceuticals with the Securities and Exchange Commission on June 11, 2008. In addition, the Company’s restructuring costs may be greater than anticipated and the workforce reduction and any future workforce and expense reductions may have an adverse impact on the Company’s commercial and development activities. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 8.01. Other Information.

On June 11, 2008, the Company issued a press release announcing certain development timeline updates and the matters described in Item 2.05 of this Form 8-K. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Number	Description
99.1	Press release, dated June 11, 2008, entitled “Jazz Pharmaceuticals Announces Development Timeline Updates”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President, General Counsel
and Corporate Secretary

Date: June 11, 2008

EXHIBIT INDEX

Number	Description
99.1	Press release, dated June 11, 2008, entitled “Jazz Pharmaceuticals Announces Development Timeline Updates”